UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 9, 2006

Impax Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-27354	65-0403311

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30831 Huntwood Ave., Hayward, CA 94544
(Address of principal executive offices) (Zip Code)

510-476-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

     On November 9, 2006, the registrant engaged Grant Thornton LLP (Grant Thornton) as its principal accountant to audit its financial statements beginning with the year ended December 31, 2005. The registrant had not, prior to the engagement, consulted Grant Thornton regarding the application of accounting principles to any transaction, the type of opinion that might be rendered on the registrant’s financial statements, or any matter that was the subject of disagreement with its former accountant or a reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934.

     The registrant previously disclosed that Deloitte & Touche LLP, which is currently engaged to audit the registrant’s financial statements for the year ended December 31, 2004, had informed the Company that it declined to stand for re-appointment as the registrant’s independent registered public accounting firm with respect to the year ending December 31, 2005 and would resign upon completion of its audit of the 2004 financial statements or upon its determination that it will be unable to complete the audit or issue a report on such financial statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1 – Press release dated November 9, 2006.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated November 9, 2006

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 9, 2006

IMPAX LABORATORIES, INC.

By:	/s/ Arthur A. Koch, Jr.

Name:	Arthur A. Koch, Jr.
Title:	Chief Financial Officer